UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2018
_________________________

ILLINOIS TOOL WORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

155 Harlem Avenue, Glenview, IL		60025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 847-724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On July 23, 2018, Illinois Tool Works Inc. (the “Company”) announced its 2018 second quarter results of operations in the press release furnished as Exhibit 99.1.

Non-GAAP Financial Measures

The Company presents certain financial measures for 2017 excluding the impact of the "Tax Cuts and Jobs Act" and the benefit of a legal settlement in fiscal year 2017. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating performance. The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying financial performance, as well as their ability to compare the Company’s financial results and overall performance to that of its peers. A reconciliation of the impact of the "Tax Cuts and Jobs Act" and legal settlement is included in the press release furnished as Exhibit 99.1.

The Company uses free cash flow to measure cash flow generated by operations that is available for dividends, share repurchases, acquisitions and debt repayment. The Company believes this non-GAAP financial measure is useful to investors in evaluating the Company’s financial performance and measures the Company's ability to generate cash internally to fund Company initiatives. Free cash flow represents net cash provided by operating activities less additions to plant and equipment. Free cash flow is a measurement that is not the same as net cash flow from operating activities per the statement of cash flows and may not be consistent with similarly titled measures used by other companies. A reconciliation of free cash flow to net cash provided by operating activities is included in the press release furnished as Exhibit 99.1.

The Company uses adjusted after-tax return on average invested capital ("ROIC") to measure the effectiveness of its operations’ use of invested capital to generate profits. ROIC is a non-GAAP financial measure that the Company believes is a meaningful metric to investors in evaluating the Company’s financial performance and may be different than the method used by other companies to calculate ROIC. For comparability, the Company excluded the confidential legal settlement from the calculation of ROIC for the year ended December 31, 2017 and the three and six months ended June 30, 2017. Average invested capital represents the net assets of the Company, excluding cash and equivalents and outstanding debt, which are excluded as they do not represent capital investment in the Company's operations. Average invested capital is calculated using balances at the start of the period and at the end of each quarter. A calculation of ROIC is included in the press release furnished as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

	Exhibit Number	Exhibit Description

	99.1	Press Release issued by Illinois Tool Works Inc. dated July 23, 2018 (furnished pursuant to Item 2.02).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ILLINOIS TOOL WORKS INC.

Dated: July 23, 2018	By: /s/ Michael M. Larsen
Michael M. Larsen
Senior Vice President & Chief Financial Officer